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                                                                EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

             We consent to the incorporation by reference in the Registration Statements Nos. 2-19339, 33-26786, 33-38753 and 33-54626
   on Form S-8 pertaining to the Incentive and Non-Qualified Stock Option Plans and the Employee Stock Purchase Plan of Sensormatic Electronics Corporation of our report dated May 18, 1994 (December 29, 1994 as to Notes 2, 7, 8 and 11) appearing in this Current Report on Form 8-K of Sensormatic Electronics Corporation dated December 29, 1994 as to the consolidated financial statements of Knogo Corporation and subsidiaries for the year ended February 28, 1994.


   Deloitte & Touche LLP
   Jericho, New York
   January 9, 1995